                                   Exhibit 24

                               POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints AstraZeneca PLC as its true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for it and in its name, place and stead, in any and all capacities, to execute and deliver any Schedule 13G, Schedule 13D, Forms 3, 4 or
5, or any amendments, restatements, supplements, and/or exhibits thereto, required to be filed with the U.S. Securities and Exchange Commission under the
Securities Exchange Act of 1934, as amended, on behalf of the undersigned with regard to any securities owned by the undersigned; and, in connection with the foregoing, to execute and deliver all documents, acknowledgements, consents and other agreements and to take such further action as may be necessary or convenient in order to more effectively carry out the intent and purpose of the foregoing.

Dated: October 12, 2012

                                        ASTRAZENECA AB

                                        By:   /s/ Jan-Olof Jacke
                                           -------------------------------------
                                        Name: Jan-Olof Jacke
                                        Title: Authorized Signatory